NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Share Repurchase Program

CLEVELAND, August 18, 2008 - PolyOne Corporation (NYSE: POL), a premier global provider of specialized polymer materials, services and solutions, today announced that the Company’s Board of Directors has authorized the repurchase of up to 10 million shares or approximately 10.7% of its outstanding common stock. It is anticipated that the Company will buy back shares through open market purchases or privately negotiated transactions from time to time, utilizing the Company’s cash flow to fund the share repurchases. The number of shares to be purchased and the timing of the purchases will depend upon the prevailing market prices and any other considerations that may, in the opinion of the Board of Directors or management, affect the advisability of repurchasing shares. The authorization has no time limit and may be suspended or discontinued at any time.

Commenting on the announcement, Robert M. Patterson, senior vice president and chief financial officer said, “The share repurchase program is part of a broader, long-term capital structure program whereby the Company will seek to simultaneously reduce total debt, maintain adequate liquidity to improve our credit ratings as earnings improve, and have sufficient capital for strategic growth initiatives.”

About PolyOne

PolyOne Corporation, with annual revenues of more than $2.7 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our new Web site at www.polyone.com.

Investor Relations Contact:
Robert M. Patterson
Senior Vice President & Chief Financial Officer
PolyOne Corp.
+1 440-930-3302
bob.patterson@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; future performance; results of current and anticipated market conditions and market strategies; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

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the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;
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changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
•	production outages or material costs associated with scheduled or unscheduled maintenance programs;
•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
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unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

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an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to PolyOne’s specialization strategy, operational excellence initiatives, cost reductions and employee productivity goals;

•	an inability to raise or sustain prices for products or services;
•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;
•	any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier’s products to customers;
•	the possibility that the degradation in the North American residential construction market is more severe than anticipated;
•	PolyOne’s ability to realize anticipated savings and operational benefits from its realigning of assets, including those related to closure of certain production facilities;
•	the ability to successfully integrate GLS;
•	the ability to successfully integrate Ngai Hing PlastChem; and
•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K furnished to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.